UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): Dec. 6, 2006 (Dec. 4, 2006)
Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As previously reported, on July 18, 2006, The Connecticut Water Company, the principal operating subsidiary of Connecticut Water Service, Inc. (collectively, the “Company”) filed a rate application with the Connecticut Department of Public Utility Control (the “DPUC”) to increase revenues $14.6 million by raising rates for customers of its Connecticut Water, Crystal and Unionville divisions. On December 4, 2006, the Company entered into a settlement agreement with the Prosecutorial Staff of the DPUC and the Office of the Consumer Counsel of the State of Connecticut (the “Agreement”).
     The Agreement includes, as a result of negotiated compromise of the parties’ respective positions, a phased-in rate increase over a 15-month period. Under the Agreement, the first stage increase of 14.5% would take effect on January 1, 2007. The second phase of the increase would occur on April 1, 2008 and would amount to 6.8% over 2007 allowed revenues. In addition, the Agreement provides for a limited reopener to include in rates, subject to an evidentiary hearing and DPUC review, additions to plant and related expenses reflecting the additional construction of plant improvements during calendar 2007. Finally, under the Agreement, the Company agrees not to seek an additional general rate increase for rates to be effective any sooner than January 1, 2009.
     The Agreement provides that, if the DPUC does not fully approve the Agreement in its entirety, it shall be deemed withdrawn. Accordingly, the Agreement has no operative effect unless and until it is approved by the DPUC.
     The parties to the Agreement have asked the DPUC to issue a decision as soon as possible during December 2006; however, the Company is not able to predict with certainty the ultimate timing of the DPUC’s final action on the Agreement and the rate case proceeding. No assurance can be given that the DPUC will approve the Agreement and permit some or all of the rate relief requested by the Company.
     A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits
     The following is filed herewith as an exhibit.
(c)	Exhibits
10.1	Settlement Agreement between the Company, Mary J. Healey, Office of Consumer Counsel of the State of Connecticut, and the Prosecutorial Staff of the DPUC, dated December 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: December 6, 2006	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
10.1	Settlement Agreement between the Company, Mary J. Healey, Office of Consumer Counsel of the State of Connecticut, and the Prosecutorial Staff of the DPUC, dated December 4, 2006.	6